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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF AMEREN CORPORATION
                              AT DECEMBER 31, 2001

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                                                                                 State or Jurisdiction
Name                                                                                of Incorporation
-----------------------------------------------------------                      -----------------------

Ameren Corporation                                                                      Missouri

    Ameren Development Company                                                          Missouri
        Ameren Energy Communications, Inc.                                              Missouri
        Ameren ERC, Inc.                                                                Missouri
            Missouri Central Railroad Company                                           Delaware

    Ameren Energy, Inc.                                                                 Missouri
    Ameren Energy Resources Company                                                     Illinois
        Ameren Energy Development Company                                               Illinois
            Ameren Energy Generating Company                                            Illinois
        Ameren Energy Fuels and Services Company                                        Illinois
        Ameren Energy Marketing Company                                                 Illinois
        Illinois Materials Supply Co.                                                   Illinois
    Ameren Services Company                                                             Missouri

    Central Illinois Public Service Company (CIPS)                                      Illinois
            CIPS Energy Inc.                                                            Illinois

    CIPSCO Investment Company                                                           Illinois
        CIPSCO Securities Company                                                       Illinois
        CIPSCO Leasing Company                                                          Illinois
            CLC Aircraft Leasing Company                                                Illinois
            CLC Leasing Company A                                                       Illinois
        CIPSCO Energy Company                                                           Illinois
        CIPSCO Venture Company                                                          Illinois

    Union Electric Company (UE)                                                         Missouri
        Union Electric Development Corporation                                          Missouri

    Electric Energy, Inc.(1)                                                            Illinois

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(1)   Ameren owns 60% of the common stock.